EXHIBIT 99.1
WageWorks Reports Third Quarter 2017 Financial Results
• Total revenue in the third quarter 2017 of $115.7 million, a 30 percent increase year-over-year
• Third quarter 2017 GAAP net income of $9.7 million or $0.24 per diluted share

•	Third quarter 2017 non-GAAP net income of $18.0 million or $0.45 per diluted shares, a 43 percent increase year-over-year
• Third quarter 2017 non-GAAP adjusted EBITDA of $37.3 million, a 41 percent increase year-over-year
SAN MATEO, Calif., November 8, 2017 (GLOBE NEWSWIRE) -- WageWorks, Inc. (the “Company”) (NYSE: WAGE), a leader in administering Consumer-Directed Benefits, today announced the Company's financial results for its third quarter ended September 30, 2017.
Executive Quotes
“We are very pleased with our strong third quarter performance which was highlighted by a healthy growth rate and impressive financial metrics” said Joe Jackson, Chairman and Chief Executive Officer of WageWorks. “We completed a successful enterprise sales season and our SMB selling season is well underway.  We continue to see interest in all of our products and our comprehensive platform of integrated offerings remains a competitive differentiator for us.  We recently announced the acquisition of Tango Health’s HSA business and are actively working on a number of other acquisition and channel partner opportunities.  We are executing on all of our growth strategies and are well positioned for continued success.”
Third Quarter Financial Highlights
For the third quarter, WageWorks reported total revenue of $115.7 million, compared to $88.9 million for the third quarter of 2016, an increase of 30 percent. Healthcare revenue was $66.2 million, compared to $48.5 million for the third quarter of 2016, an increase of 37 percent. Commuter revenue was $18.0 million, compared to $17.6 million for the third quarter of 2016, an increase of 2 percent. COBRA revenue was $27.5 million, compared to $18.7 million for the third quarter of 2016, an increase of 48 percent. Other revenue was $4.0 million, compared to $4.2 million for the third quarter of 2016.
GAAP operating income was $16.8 million for the third quarter of 2017, an increase compared to GAAP operating income of $9.4 million for the third quarter of 2016. On a non-GAAP basis, third quarter of 2017 operating income was $31.1 million, an increase compared to non-GAAP operating income of $21.2 million for the third quarter of 2016.
GAAP net income was $9.7 million, or $0.24 per diluted share, for the third quarter of 2017, compared to GAAP net income of $5.9 million, or $0.16 per diluted share, for the third quarter of 2016.
On a non-GAAP basis, third quarter of 2017 net income was $18.0 million, or $0.45 per diluted share, an increase compared to non-GAAP net income of $12.5 million, or $0.34 per diluted share, for the third quarter of 2016. Non-GAAP net income for the third quarter of 2017 and 2016 excludes expenses related to stock-based compensation, amortization of acquired intangibles, employee termination and other charges, and the related tax impact of these items.
Non-GAAP adjusted EBITDA was $37.3 million for the third quarter of 2017, an increase of 41 percent as compared to non-GAAP adjusted EBITDA of $26.5 million for the third quarter of 2016.
The reconciliation of the non-GAAP measures to the comparable GAAP measures for the third quarter 2017 and 2016 is detailed in the tables provided in this press release.
As of September 30, 2017, WageWorks had cash and cash equivalents totaling $798.3 million. This compares to cash and cash equivalents totaling $678.3 million as of December 31, 2016.
The Company's Conference Call Information
WageWorks will host a conference call today, November 8, 2017, at 5:00 p.m. ET to discuss the Company’s third quarter ended September 30, 2017 financial results and business outlook.
The live webcast of the conference call can be accessed under “Investor Relations” section of the Company’s website at www.wageworks.com.  Those wishing to participate in the live call should dial (844) 778-4142 (toll-free) or (661) 378-9625, and enter pass code 9189569.  Following the call, an archived webcast will be available in the “Investor Relations” section of the Company’s website at www.wageworks.com.  A telephone replay will be available for one week at (855) 859-2056 (toll-free) or (404) 537-3406 using the pass code 9189569.

Non-GAAP Financial Information
To supplement the Company’s financial statements presented on a GAAP basis, the Company provides non-GAAP financial measure of net income, operating income, adjusted EBITDA and diluted earnings per share. By providing information about both the overall GAAP financial performance and the non-GAAP measures that focus on what management believes to be its ongoing business operations, the Company believes that the additional information enhances investors’ overall understanding of the Company’s business. The Company’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes stock-based compensation, amortization of acquired intangibles, employer paid taxes for selling stockholders, employee termination and other charges, and the related tax impact of all of these items on the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of the Company’s business for planning and forecasting in subsequent periods. The Company’s management does not itself, nor does it suggest that investors should consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever the Company uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above. Investors are also encouraged to review the Company’s GAAP financial statements as reported in its SEC filings.
Forward-Looking Statements
Statements in this press release and certain matters to be discussed on the third quarter conference call regarding WageWorks, Inc., which are not historical facts, are “forward-looking statements” within the meaning the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as believe, expect, will, provide, should and the negative of these terms or other similar expressions. These statements, including statements relating to our acquisition of new employer clients, the expected benefits of our acquisitions, channel partnerships, and carrier relationships, the demand for our consumer-directed benefits solutions, market trends for the industries in which we compete, the expected benefits of our investments and the potential impact on our future operating results and are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors, including the continued availability of tax-advantaged consumer-directed benefits, our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, our ability to acquire and retain new employer clients, and our ability to identify and execute on channel partner and carrier opportunities. For a discussion of these and other related risks, please refer to “Risk Factors” in our most recent report on Form 10-K, which is available on the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made and we disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.
About WageWorks
WageWorks, Inc. (NYSE: WAGE) is a leader in administering Consumer-Directed Benefits (CDBs). WageWorks is solely dedicated to administering CDBs, including pre-tax spending accounts, such as Health Savings Accounts (HSAs), health and dependent care Flexible Spending Accounts (FSAs), Health Reimbursement Arrangements (HRAs), as well as Commuter Benefit Services, including transit and parking programs, wellness programs, COBRA, and other employee benefits. WageWorks makes it easier to understand and take advantage of Consumer-Directed Benefits for more than 100,000 employers and approximately 6.5 million people. WageWorks is headquartered in San Mateo, California, with offices in major locations throughout the United States. For more information, visit www.wageworks.com.

WAGEWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Revenues:
Healthcare	$66,203	$48,478	$210,187	$146,918
Commuter	17,966	17,580	54,376	52,339
COBRA	27,540	18,670	83,581	51,955
Other	4,037	4,196	12,483	12,439
Total revenues	115,746	88,924	360,627	263,651
Operating expenses:
Cost of revenues (excluding amortization of internal use software)	38,805	30,566	129,410	90,237
Technology and development	13,949	11,668	43,852	32,656
Sales and marketing	16,401	14,012	47,244	42,317
General and administrative	20,220	16,130	63,410	47,875
Amortization and change in contingent consideration	9,698	6,944	28,920	26,084
Employee termination and other charges	(148)	162	1,500	475
Total operating expenses	98,925	79,482	314,336	239,644
Income from operations	16,821	9,442	46,291	24,007
Other income (expense):
Interest income	340	117	502	300
Interest expense	(1,987)	(465)	(5,047)	(1,279)
Other income (expense)	(25)	22	(246)	24
Income before income taxes	15,149	9,116	41,500	23,052
Income tax provision	(5,464)	(3,222)	(1,613)	(8,509)
Net income	$9,685	$5,894	$39,887	$14,543

Basic net income per share	$0.24	$0.16	$1.05	$0.40
Diluted net income per share	$0.24	$0.16	$1.02	$0.39

Shares used in basic net income per share calculations	39,641	36,605	38,028	36,312
Shares used in diluted net income per share calculations	40,264	37,454	39,106	37,078

STOCK-BASED COMPENSATION EXPENSE
(in thousands) (unaudited)

Total stock-based compensation expense included in the Condensed Consolidated Statements of Income is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cost of revenues	$1,824	$1,581	$5,554	$4,549
Technology and development	527	671	1,794	1,815
Sales and marketing	719	789	2,166	2,287
General and administrative	5,002	4,490	15,582	13,722
Total	$8,072	$7,531	$25,096	$22,373

WAGEWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amount)

	September 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$798,266	$678,300
Restricted cash	332	332
Short-term investments	94,087	—
Accounts receivable, net	183,237	92,888
Prepaid expenses and other current assets	21,410	19,422
Total current assets	1,097,332	790,942
Property and equipment, net	69,963	56,902
Goodwill	297,409	297,409
Acquired intangible assets, net	161,281	176,489
Deferred tax assets	16,562	16,309
Other assets	7,009	5,300
Total assets	$1,649,556	$1,343,351
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$90,961	$72,966
Customer obligations	702,432	603,842
Other current liabilities	223	467
Total current liabilities	793,616	677,275
Long-term debt	244,791	248,848
Other non-current liabilities	10,468	9,131
Total liabilities	1,048,875	935,254
Stockholders' Equity:
Common stock, par value $0.001 per share (authorized 1,000,000 shares; 40,095 shares issued and 39,616 shares outstanding at September 30, 2017 and 37,247 shares issued and 36,902 shares outstanding at December 31, 2016)	41	37
Additional paid-in capital	563,893	403,459
Treasury stock at cost (480 shares at September 30, 2017 and 345 shares at December 31, 2016)	(22,309)	(14,374)
Accumulated other comprehensive loss	(35)	—
Retained earnings	59,091	18,975
Total stockholders’ equity	600,681	408,097
Total liabilities and stockholders’ equity	$1,649,556	$1,343,351

WAGEWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)
	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$39,887	$14,543
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,941	6,202
Amortization and change in contingent consideration	28,920	25,986
Amortization of debt issuance costs	294	111
Stock-based compensation expense	25,096	22,373
Loss on disposal of fixed assets	98	185
Provision for doubtful accounts	4,299	1,238
Deferred taxes	—	(424)
Other	(99)	—
Excess tax benefits related to stock-based compensation arrangements	—	(8,824)
Changes in operating assets and liabilities:
Accounts receivable	(94,648)	(14,102)
Prepaid expenses and other current assets	(2,488)	919
Other assets	(1,709)	(50)
Accounts payable and accrued expenses (1)	14,615	6,076
Customer obligations	98,590	148,495
Other liabilities	1,093	(688)
Net cash provided by operating activities	121,889	202,040
Cash flows from investing activities:
Purchases of property and equipment	(28,489)	(20,529)
Purchases of short-term investments	(99,445)	—
Proceeds from sales of short-term investments	5,398	—
Purchases of intangible assets	(2,107)	(20,777)
Net cash used in investing activities	(124,643)	(41,306)
Cash flows from financing activities:
Proceeds from public stock offering, net of underwriting discounts, commissions and other costs	130,832	—
Proceeds from exercise of common stock options	10,834	10,705
Proceeds from issuance of common stock under Employee Stock Purchase Plan	2,172	1,672
Payments of debt issuance costs	(1,851)	(200)
Payments of debt principal	(2,500)	—
Payments of contingent consideration	—	(653)
Payment for treasury stock acquired	(7,935)	(9,371)
Taxes paid related to net share settlement of stock-based compensation arrangements(1)	(8,832)	(5,995)
Excess tax benefits related to stock-based compensation arrangements	—	8,824
Net cash provided by financing activities	122,720	4,982
Net increase in cash and cash equivalents	119,966	165,716
Cash and cash equivalents at beginning of period	678,300	500,918
Cash and cash equivalents at end of period	$798,266	$666,634
(1) Reflects retrospective reclassification for the nine months ended September 30, 2016, due to the adoption of ASU 2016-09 during the first quarter of 2017, for employee taxes on withheld shares.

WAGEWORKS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except for percentage and per share data)
(unaudited)

The following tables detail the reconciliation of GAAP financial measures to non-GAAP financial measures included in this release:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
		(1)		(1)
Operating income:
GAAP income from operations	$16,821	$9,442	$46,291	$24,007
Stock-based compensation expense	8,072	7,531	25,096	22,373
Amortization of acquired intangibles	6,376	4,105	19,375	16,967
Employer paid taxes for selling stockholders	—	—	363	—
Employee termination and other charges	(148)	162	1,500	475
Non-GAAP income from operations	$31,121	$21,240	$92,625	$63,822
Non-GAAP income from operations as a percentage of total revenue	26.9%	23.9%	25.7%	24.2%

Net income:
GAAP net income	$9,685	$5,894	$39,887	$14,543
Stock-based compensation expense	8,072	7,531	25,096	22,373
Amortization of acquired intangibles	6,376	4,105	19,375	16,967
Employer paid taxes for selling stockholders	—	—	363	—
Employee termination and other charges	(148)	162	1,500	475
Tax effect of above adjustments *	(6,017)	(5,144)	(33,033)	(16,638)
Non-GAAP net income	$17,968	$12,548	$53,188	$37,720
Weighted-average shares outstanding used in computing GAAP and Non-GAAP per share amounts (diluted)	40,264	37,454	39,106	37,078
Non-GAAP diluted net income per share	$0.45	$0.34	$1.36	$1.02

* Tax effect adjustments assume a 40% tax rate plus stock excess tax benefits recorded in income tax benefit (provision).

Reconciliation of GAAP net income to Non-GAAP Adjusted EBITDA:
GAAP net income	$9,685	$5,894	$39,887	$14,543
Interest income	(340)	(117)	(502)	(300)
Interest expense	1,987	465	5,047	1,279
Income tax provision	5,464	3,222	1,613	8,509
Depreciation	2,872	2,389	7,941	6,202
Amortization and change in contingent consideration	9,698	6,944	28,920	26,084
Stock-based compensation expense	8,072	7,531	25,096	22,373
Employer paid taxes for selling stockholders	—	—	363	—
Employee termination and other charges	(148)	162	1,500	475
Adjusted EBITDA	$37,290	$26,490	$109,865	$79,165

(1) Prior period non-GAAP results have been adjusted to present in thousands.

Investor Contact:
Staci Mortenson
ICR
203-682-8273
Staci.mortenson@icrinc.com

Media Contact:
Elizabeth Anderson
WageWorks, Inc.
972-984-0800
Elizabeth.anderson@wageworks.com